SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE DOW CHEMICAL COMPANY

(a Delaware corporation)

Executive Offices — 2030 Dow Center

Midland, Michigan 48674

(Name, state of incorporation and address of principal executive office of registrant)

I.R.S. Employer Identification No. 38-1285128

THE DOW CHEMICAL COMPANY

2003-2013 EMPLOYEES’ STOCK PURCHASE PLAN

(Full title of the plan)

Charles J. Kalil

Executive Vice President, General Counsel

and Corporate Secretary

THE DOW CHEMICAL COMPANY

2030 Dow Center

Midland, Michigan 48674

(Name and address of agent for service)

Telephone: (989) 636-1000

The Registrant filed three Registration Statements on Form S-8 to register a total of 14,000,000 shares of its Common Stock, par value $2.50 per share (the “Stock”), for sale through the 2010 tranche of The Dow Chemical Company 2003-2013 Employees’ Stock Purchase Plan (the “Plan”) – No. 333-162909 for 6,000,000 shares; No. 333-165028 for 6,000,000 shares; and No. 333-170382 for 2,000,000 shares.

After the Registration Statements were filed and became effective, eligible employees purchased 12,359,483 shares of the Stock under the provisions of the Plan. Accordingly, the Registrant hereby deregisters the remaining 1,640,517 shares of the Stock by filing this Post-Effective Amendment No. 1 to amend Registration Statement No. 333-170382.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to Registration Statement No. 333-170382 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Michigan, on August 4, 2011.

THE DOW CHEMICAL COMPANY

(Registrant)

By:	/s/ RONALD C. EDMONDS
Ronald C. Edmonds
Vice President and Controller